OPPENHEIMER LIMITED-TERM GOVERNMENT FUND

Period Ending 2/29/12
EXHIBIT 77C

SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Limited-Term Government Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting the sub-proposals in (Proposal No. 2) and (Proposal No. 3) were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld                                Total

Trustees

William L Armstrong                               134,548,328                                3,025,944                                137,574,272
Edward L. Cameron                                  134,620,661                                2,953,610                                137,574,272
Jon S. Fossel                                             134,739,625                                2,834,647                                137,574,272
Sam Freedman                                           134,697,565                                2,876,706                                137,574,272
Richard F. Grabish                                    134,753,652                                2,820,619                                137,574,272
Beverly L. Hamilton                                  134,904,424                                2,669,848                                137,574,272
Robert J. Malone                                      134,739,908                                2,834,363                                137,574,272
F. William Marshall, Jr.                            134,737,024                                2,837,247                                137,574,272
Victoria J. Herget                                      134,917,435                                2,656,836                                137,574,272
Karen L. Stuckey                                      134,898,549                                2,675,723                                137,574,272
James D. Vaughn                                      134,855,402                                2,718,869                                137,574,272
William f. Glavin, Jr.                                  134,683,733                                2,890,539                                137,574,272

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote Total
101,746,415                              1,993,709                                1,166,697                                32,667,451137,574,272
   2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote Total
101,793,793                              1,923,274                                1,189,755                                32,667,451137,574,272

   2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote Total
101,579,315                              2,190,623                                1,136,883                                32,667,451137,574,272

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote Total
101,835,478                              1,914,310                                1,157,033                                32,667,451137,574,272

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote Total
101,596,830                              2,128,066                                1,181,926                                32,667,451137,574,272

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote Total
101,746,350                              2,031,052                                1,129,419                                32,667,451137,574,272

   2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote Total
101,698,523                              1,990,065                                1,218,236                                32,667,451137,574,272

   2k:  Proposal to remove miscellaneous fundamental policy relating to investment strategy restriction – Limited-Term Government Fund
For                              Against                                Abstain                                Broker Non Vote Total
101,567,716                              2,152,005                                1,187,098                                32,667,451137,574,272

   2l:  Proposal to remove miscellaneous fundamental policy relating to investment strategy restriction – Limited-Term Government Fund
For                              Against                                Abstain                                Broker Non Vote Total
101,591,732                              2,130,914                                1,184,173                                32,667,451137,574,272

   2m:  Proposal to remove miscellaneous fundamental policy relating to investment strategy restriction – Limited-Term Government Fund
For                              Against                                Abstain                                Broker Non Vote Total
101,575,533                              2,145,351                                1,185,936                                32,667,451137,574,272

   2n:  Proposal to remove miscellaneous fundamental policy relating to investment strategy restriction – Limited-Term Government Fund
For                              Against                                Abstain                                Broker Non Vote Total
101,588,976                              2,083,734                                1,234,109                                32,667,451137,574,272

   2o:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain                                Broker Non Vote Total
100,795,771                              2,948,595                                1,162,452                                32,667,451137,574,272

   2p:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain                                Broker Non Vote Total
101,812,862                              2,013,097                                1,080,859                                32,667,451137,574,272

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote Total
102,280,614                              1,619,270                                1,006,937                                32,667,451137,574,272